UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 13, 2007
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01	Entry Into a Material Definitive Agreement

On July 13, 2007, The Hershey Company (the “Company”) entered into a Master Innovation and Supply Agreement (“Master Agreement”) and a Supply Agreement for Monterrey, Mexico (“Monterrey Supply Agreement”) with Barry Callebaut, AG (“Callebaut”).  The Master Agreement sets forth the overall terms and conditions pursuant to which Callebaut will work with the Company on innovation projects and supply cacao products and ingredients to Hershey pursuant to the Monterrey Supply Agreement and other nonmaterial agreements.  The Monterrey Supply Agreement has a term of fifteen years, and may be renewed for one or more five-year periods. Pursuant to this Agreement, the parties agree to negotiate in good faith a lease agreement pursuant to which Callebaut will lease from the Company land in Monterrey, Mexico adjacent to the Company’s proposed confectionery manufacturing facility.  The Monterrey Supply Agreement requires Callebaut to invest the necessary capital to build a liquid chocolate production facility on the land and to produce and deliver to the Company chocolate products pursuant to the terms and conditions set forth in the Master Agreement and the Monterrey Supply Agreement.  Upon termination of the Monterrey Supply Agreement, Hershey shall have the right to acquire Callebaut’s Monterrey facility and the equipment needed to make products, at fair market value.  If Hershey’s purchases fall below a threshold amount during the term of the agreement, Callebaut may require Hershey to acquire Callebaut’s Monterrey facility at fair market value.

The foregoing descriptions of the Master Agreement and Monterrey Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the respective agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

A copy of the Company’s press release, dated July 17, 2007, is also attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1 Master Innovation and Supply Agreement

10.2 Supply Agreement for Monterrey, Mexico

99.1 Press Release dated July 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   July 19, 2007

THE HERSHEY COMPANY
By: /s/ David J. West
David J. West Executive Vice President, Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Innovation and Supply Agreement

10.2	Supply Agreement for Monterrey, Mexico

99.1	The Hershey Company Press Release dated July 17, 2007